Exhibit 5.1

Christine R. Hardy, Esq.
Deputy General Counsel &
Data Privacy Officer

December 20, 2023

Norfolk Southern Corporation

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925

Re:	Norfolk Southern Corporation — Registration Statement on Form S-3

Ladies and Gentlemen:

I am Deputy General Counsel & Data Privacy Officer of Norfolk Southern Corporation, a Virginia corporation (the “Company”). I refer to the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”), to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and one or more depositaries to be named in the applicable Depositary Agreement; (iii) debt securities representing unsecured obligations of the Company (the “Senior Debt Securities”) to be issued in one or more series pursuant to the senior indenture, dated as of February 28, 2018 (the “Senior Indenture”), between the Company and U.S. Bank Trust Company (as successor to U.S. Bank National Association), National Association, as trustee (the “Senior Indenture Trustee”), and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued in one or more series pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Subordinated Indenture Trustee”); (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein; (v) the Company’s stock purchase contracts obligating holders to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements; (vi) the Company’s stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder’s obligation to purchase Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts; and (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issued upon conversion, exchange, settlement or exercise, as applicable, of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units. The Common Stock, the Preferred Stock, the Debt Securities, the Depository Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Warrants offered pursuant to the Registration Statement are collectively referred to herein as the “Offered Securities.”

Norfolk Southern Corporation

December 20, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, I have, or an attorney working for me has, examined and relied upon the following: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (iii) the By-Laws of the Company, as currently in effect (the “By-Laws”); (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters; (v) a specimen certificate evidencing the Common Stock; (vi) an executed copy of the Senior Indenture; and (vii) the form of Subordinated Indenture.

I have, or an attorney working for me has, also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies and the authenticity of the originals of such copies. In addition, I have assumed that the terms of the Offered Preferred Shares (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its respective property is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Virginia Stock Corporation Act, as amended (the “Virginia Act”), and (ii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate which I examined and will be duly executed and delivered.

Norfolk Southern Corporation

December 20, 2023

In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions stated below which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am a member of the Bar of the Commonwealth of Virginia, and I do not express any opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated below. The Offered Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on the laws, including the Rules and Regulations, in effect on the date hereof, which laws are subject to change with possible retroactive effect, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. The Senior Indenture and the Subordinated Indenture provide that they are governed by the laws of the State of New York. To the extent that the opinions stated below relate to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof, which is filed herewith as Exhibit 5.2 to the Registration Statement, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, I am of the opinion that:

1.             Except as otherwise discussed in paragraph 3 below, with respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the By-Laws; (iv) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this paragraph 1, I have assumed that, at the time of issuance of any Offered Common Shares, the Certificate of Incorporation, the By-Laws and the Virginia Act shall not have been amended so as to affect the validity of such issuance.

Norfolk Southern Corporation

December 20, 2023

2.             Except as otherwise discussed in paragraph 4 below, with respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the By-Laws; (iv) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this paragraph 2, I have assumed that, at the time of issuance of any Offered Preferred Shares, the Certificate of Incorporation, the By-Laws and the Virginia Act shall not have been amended so as to affect the validity of such issuance.

3.             With respect to any shares of Common Stock issuable upon the conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units (together, the “Convertible Securities”), which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Common Stock, the shares of Common Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 3, I have assumed that, at the time of issuance of any shares of Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the By-Laws and the Virginia Act shall not have been amended so as to affect the validity of such issuance.

Norfolk Southern Corporation

December 20, 2023

4.             With respect to any shares of Preferred Stock issuable upon the conversion, exchange, exercise or settlement of any Convertible Securities, which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Preferred Stock, the shares of Preferred Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 4, I have assumed that, at the time of issuance of any shares of Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the By-Laws and the Virginia Act shall not have been amended so as to affect the validity of such issuance.

5.             With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the Depositary Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered and the Depositary Shares have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Depositary Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Offered Security in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, the Offered Depositary Shares will be duly authorized.

Norfolk Southern Corporation

December 20, 2023

6.             With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered and the Offered Debt Securities have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Offered Securities in accordance with the terms of such Offered Securities or the instrument governing such Offered Securities providing for such conversion, exchange or exercise, the Offered Debt Securities will be duly authorized.

7.             With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered and the Offered Warrants and the securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Offered Warrants will be duly authorized.

Norfolk Southern Corporation

December 20, 2023

8.             With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) a Stock Purchase Contract agreement relating to the Offered Stock Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered and the Offered Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Stock Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Offered Stock Purchase Contracts will be duly authorized.

9.             With respect to any Stock Purchase Units to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the terms of the collateral arrangements, if any, relating to the Offered Stock Purchase Units (the “Collateral Arrangements”) have been duly authorized, executed and delivered and the Offered Stock Purchase Units have been duly authorized by the Board of Directors of the Company; (iv) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Collateral Arrangements, if any, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the Offered Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Offered Stock Purchase Units will be duly authorized.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also hereby consent to the reference to me under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Christine R. Hardy
Christine R. Hardy

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